UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of FHLBank Topeka’s announcement to members dated April 18, 2007, regarding the appointment of four new public interest directors to serve on FHLBank Topeka's board of directors. The information contained in Exhibit 99.1 is being furnished and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the FHLBank Topeka that the information is material or complete.

Item 8.01 Other Events.

On April 13, 2007, the Federal Housing Finance Board ("FHFB") appointed four public interest directors to serve on FHLBank Topeka's board of directors. Neil McKay, Topeka, Kan., and Thomas Henning, Lincoln, Neb., will fill the remainder of a three-year term that began January 1, 2006. Andrew Hove, Jr., Lincoln, Neb., and Richard Masinton, Leawood, Kan., will fill the remainder of a three-year term that began January 1, 2007.

At the time of this filing, it has not been determined what committees to the board the new directors will serve on.

Pursuant to the Bank Act and FHFB regulations, the majority of FHLBank's directors are elected by and from FHLBank’s membership. The remaining directors are appointed by the FHFB. The FHLBank announced the election of directors by its members in its current report on Form 8-K, filed November 29, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Message to members dated April 18, 2007, announcing appointment of new directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

April 18, 2007	By:	/s/Patrick Doran

Name: Patrick Doran
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Message to members dated April 18, 2007, announcing appointment of new directors